                                                Filed Pursuant to Rule 424(b)(2)
                                                Registration No. 333-64844

                             PROSPECTUS SUPPLEMENT
                             (TO PROSPECTUS DATED FEBRUARY 27, 2003)

        Principal Protected Notes

        UBS AG $7,500,000 NOTES LINKED TO THE S&P 500(R) INDEX DUE FEBRUARY 6, 2009

           Issuer:                        UBS AG
           Maturity Date:                 February 6, 2009
           No Interest Payments:          We will not pay you interest during the term of the Notes.
           Underlying Index:              The return on the Notes is linked to the performance of the
                                          S&P 500(R) Index (the "Index").
           Principal Protection:          105% at maturity
           Payment at Maturity:           At maturity, you will receive a cash payment per $1,000
                                          principal amount of your Notes equal to the GREATER of:
                                              (i)  $1,050
                                                   or
                                              (ii) $1,000 plus the supplemental payment, if any.
           Supplemental Payment:          The supplemental payment per $1,000 principal amount of the
                                          Notes will be equal to:
                                              $1,000 X the sum of the capped monthly Index returns
                                          Any negative monthly Index return will reduce the sum of the capped monthly Index returns over the 5-year term of the
                                          Notes.
           Capped Monthly Index Return:   Each monthly Index return, expressed as a percentage, is
                                          subject to a 3% cap to be set on January 23, 2004.
           Monthly Index Return:                   Index ending level - Index starting level
                                                     --------------------------------------
                                                              Index starting level
           Index starting level:          The Index starting level for the first month will be the
                                          closing level of the Index on the last business day of
                                          January 2004. Thereafter, the Index starting level for each month will be the Index ending level from the prior month.
           Index ending level:            The Index ending level will be the closing level of the
                                          Index on the last business day of each month during the term of the Notes beginning February 2004. At maturity, the Index ending level will be the closing level of the Index on the final valuation date.
           CUSIP Number:                  90261KGT1
           No Listing:                    The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any
                                          electronic communications network.
           Booking Branch:                UBS AG, Jersey Branch

        SEE "RISK FACTORS" BEGINNING ON PAGE S-8 FOR RISKS RELATED TO AN INVESTMENT IN THE NOTES.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement and accompanying prospectus. Any representation to the contrary is a criminal offense.

        The Notes are not deposit liabilities of UBS AG and are not FDIC insured.

                                          Price to     Underwriting    Proceeds to
                                           Public        Discount        UBS AG
           Per Note                         100%          3.5%           96.5%
           Total                         $7,500,000     $262,500       $7,237,500

        UBS INVESTMENT BANK            UBS FINANCIAL SERVICES INC.

        Prospectus Supplement dated January 23, 2004              [UBS LOGO]

Prospectus Supplement Summary

The following is a summary of terms of the Notes, as well as a discussion of factors you should consider before purchasing the Notes. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to "UBS," "we," "our" and "us" refer only to UBS AG and not to its consolidated subsidiaries.

WHAT ARE THE NOTES?

The Notes are medium-term notes issued by UBS offering principal protection and a minimum total return at maturity of 5% on the principal amount of the Notes. The return on the Notes is linked to the performance of the S&P 500 Index (the "Index"). At maturity, the cash payment per $1,000 principal amount of the Notes will be equal to the greater of: (i) $1,050 or (ii) $1,000 plus the supplemental payment, if any. The supplemental payment will be calculated by multiplying $1,000 times the sum of the capped monthly Index returns. Each monthly Index return is subject to a 3% cap. Any negative monthly Index return will reduce the sum of the capped monthly Index returns over the term of the Notes. We will not pay you interest during the term of the Notes. You will not receive less than $1,050 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

SELECTED PURCHASE CONSIDERATIONS

+ GROWTH POTENTIAL--The value of the Notes at maturity is based on the sum of the capped monthly Index returns, enabling you to participate in potential increases in the level of the Index.

+ PRESERVATION OF CAPITAL AND MINIMUM RETURN--You will receive at least $1,050 per $1,000 principal amount of your Notes if you hold the Notes to maturity, regardless of the performance of the Index.

+  MINIMUM INVESTMENT--$1,000.

SELECTED RISK CONSIDERATIONS

An investment in the Notes involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks in "Risk Factors" on page S-8.

+ THE CAPPED MONTHLY INDEX RETURN LIMITS YOUR POTENTIAL RETURN--Your investment in the Notes may not perform as well as an investment in a security whose return is based solely on the performance of the Index. Your ability to participate in the appreciation of the Index is capped at 3% in any monthly period. In contrast, an investment in an uncapped security linked to the performance of the Index will not limit an investor's participation in the appreciation of the Index.

+ NO INTEREST OR DIVIDEND PAYMENTS--You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the securities included in the Index (the "Index Constituent Stocks").

+ NO PRINCIPAL PROTECTION UNLESS YOU HOLD THE NOTES TO MATURITY--You will be entitled to receive a minimum payment of $1,050 per $1,000 principal amount of the Notes only if you hold your Notes to maturity. The market value of the Notes may fluctuate between the date you purchase them and the final valuation date. If you sell your Notes in the secondary market prior to maturity, you may have to sell them at a loss. You should be willing to hold your Notes to maturity.

+ THERE MAY BE LITTLE OR NO SECONDARY MARKET FOR THE NOTES -- The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. There can be no assurance that a secondary market for the Notes will develop. UBS Securities LLC and other affiliates of UBS currently intend to make a market in the Notes, although they are not required to do so and may stop making a market at any time.

THE NOTES MAY BE A SUITABLE INVESTMENT FOR YOU IF:

+  You are willing to hold the Notes to maturity.

+  You seek an investment with a return linked to the performance of the Index.

+ You seek an investment that offers principal protection plus a minimum 5% total return on the principal amount of the Notes when held to maturity.

+ You are willing to give up the monthly returns of the Index in excess of the 3% capped monthly Index return, in exchange for principal protection plus a minimum total return of 5% on the principal amount of the Notes when held to maturity.

+  You do not seek current income from this investment.

THE NOTES MAY NOT BE A SUITABLE INVESTMENT FOR YOU IF:

+  You are unable or unwilling to hold the Notes to maturity.

+ You prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

+  You seek current income from your investment.

+ You seek an investment that is exposed to the full upside performance of the Index and you are willing to make an investment that is exposed to the full downside performance risk of the Index.

+  You seek an investment for which there will be an active secondary market.

WHAT ARE THE TAX CONSEQUENCES OF THE NOTES?

+ In the opinion of our counsel, Sullivan & Cromwell LLP, the Notes will be treated as a single debt instrument subject to special rules governing contingent debt instruments for United States federal income tax purposes. Under these rules, you will generally be required to pay taxes on ordinary income from the Notes over their term based upon a comparable yield of the Notes, even though you will not receive any payments from us until maturity. Your cost basis in your Notes will be increased by the amount you are required to include in income. We have determined that the comparable yield is equal to 3.43% per annum, compounded semiannually. This comparable yield is neither a prediction nor a guarantee of what the actual supplemental payment will be, or that the actual supplemental payment will even exceed zero.

For a more complete discussion of the United States federal income tax consequences of your investment in the Notes, including tax consequences applicable to non-United States persons and persons who purchase the Notes in the secondary market, please see the discussion under "Supplemental Tax Considerations--Supplemental U.S. Tax Considerations" on page S-28.

EXAMPLE 1

In this example, we assume that the S&P 500 Index (the "Index") rises by 2% each month, beginning January 30, 2004, over the term of the Notes from an initial Index starting level of 1000 to 3281 on the final valuation date. The initial Index starting level for the Notes will be the closing level of the Index on January 30, 2004. The capped monthly Index return is 3%. In this example, the sum of the capped monthly Index returns over the 60-month term of the Notes is 120%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $2,200, consisting of $1,000 of principal plus a supplemental payment of $1,200 (120% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                        2004                          2005
                             ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1000                          1268      2.0%       2.0%
February                     1020      2.0%       2.0%     1294      2.0%       2.0%
March                        1040      2.0%       2.0%     1319      2.0%       2.0%
April                        1061      2.0%       2.0%     1346      2.0%       2.0%
May                          1082      2.0%       2.0%     1373      2.0%       2.0%
June                         1104      2.0%       2.0%     1400      2.0%       2.0%
July                         1126      2.0%       2.0%     1428      2.0%       2.0%
August                       1149      2.0%       2.0%     1457      2.0%       2.0%
September                    1172      2.0%       2.0%     1486      2.0%       2.0%
October                      1195      2.0%       2.0%     1516      2.0%       2.0%
November                     1219      2.0%       2.0%     1546      2.0%       2.0%
December                     1243      2.0%       2.0%     1577      2.0%       2.0%
January


                                        2006                          2007                        2008-2009
                             ---------------------------   ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1608      2.0%       2.0%     2040      2.0%       2.0%     2587      2.0%       2.0%
February                     1641      2.0%       2.0%     2081      2.0%       2.0%     2639      2.0%       2.0%
March                        1673      2.0%       2.0%     2122      2.0%       2.0%     2692      2.0%       2.0%
April                        1707      2.0%       2.0%     2165      2.0%       2.0%     2745      2.0%       2.0%
May                          1741      2.0%       2.0%     2208      2.0%       2.0%     2800      2.0%       2.0%
June                         1776      2.0%       2.0%     2252      2.0%       2.0%     2856      2.0%       2.0%
July                         1811      2.0%       2.0%     2297      2.0%       2.0%     2913      2.0%       2.0%
August                       1848      2.0%       2.0%     2343      2.0%       2.0%     2972      2.0%       2.0%
September                    1885      2.0%       2.0%     2390      2.0%       2.0%     3031      2.0%       2.0%
October                      1922      2.0%       2.0%     2438      2.0%       2.0%     3092      2.0%       2.0%
November                     1961      2.0%       2.0%     2487      2.0%       2.0%     3154      2.0%       2.0%
December                     2000      2.0%       2.0%     2536      2.0%       2.0%     3217      2.0%       2.0%
January                                                                                  3281      2.0%       2.0%


--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal amount:                                             $1,000

 Sum of capped monthly Index returns:                          120%

 Total return of Index [(3281 - 1000) / 1000] X 100 =          228%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------
 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,050                                             $1,050
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 120%)                             $2,200
 INVESTOR RECEIVES $2,200 AT MATURITY (120% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN AT MATURITY ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX

 Principal Amount X (Index ending level / Index starting
 level)
       $1,000 X (3281 / 1000) =                                $3,281
 INVESTOR WOULD RECEIVE $3,281 AT MATURITY (228% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX).

EXAMPLE 2

In this example, we assume that the Index rises by 3% each month, beginning January 30, 2004, over the term of the Notes from an initial Index starting level of 1000 to 5892 on the final valuation date. The initial Index starting level for the Notes will be the closing level of the Index on January 30, 2004. The capped monthly Index return is 3%. In this example, the sum of the capped monthly Index returns over the 60-month term of the Notes is 180%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $2,800, consisting of $1,000 of principal plus a supplemental payment of $1,800 (180% of $1,000), which is the maximum payment on the Notes. Values in the example are hypothetical and rounded for ease of analysis.

                                        2004                          2005
                             ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1000                          1426      3.0%       3.0%
February                     1030      3.0%       3.0%     1469      3.0%       3.0%
March                        1061      3.0%       3.0%     1513      3.0%       3.0%
April                        1093      3.0%       3.0%     1558      3.0%       3.0%
May                          1126      3.0%       3.0%     1605      3.0%       3.0%
June                         1159      3.0%       3.0%     1653      3.0%       3.0%
July                         1194      3.0%       3.0%     1702      3.0%       3.0%
August                       1230      3.0%       3.0%     1754      3.0%       3.0%
September                    1267      3.0%       3.0%     1806      3.0%       3.0%
October                      1305      3.0%       3.0%     1860      3.0%       3.0%
November                     1344      3.0%       3.0%     1916      3.0%       3.0%
December                     1384      3.0%       3.0%     1974      3.0%       3.0%
January


                                        2006                          2007                        2008-2009
                             ---------------------------   ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      2033      3.0%       3.0%     2898      3.0%       3.0%     4132      3.0%       3.0%
February                     2094      3.0%       3.0%     2985      3.0%       3.0%     4256      3.0%       3.0%
March                        2157      3.0%       3.0%     3075      3.0%       3.0%     4384      3.0%       3.0%
April                        2221      3.0%       3.0%     3167      3.0%       3.0%     4515      3.0%       3.0%
May                          2288      3.0%       3.0%     3262      3.0%       3.0%     4651      3.0%       3.0%
June                         2357      3.0%       3.0%     3360      3.0%       3.0%     4790      3.0%       3.0%
July                         2427      3.0%       3.0%     3461      3.0%       3.0%     4934      3.0%       3.0%
August                       2500      3.0%       3.0%     3565      3.0%       3.0%     5082      3.0%       3.0%
September                    2575      3.0%       3.0%     3671      3.0%       3.0%     5235      3.0%       3.0%
October                      2652      3.0%       3.0%     3782      3.0%       3.0%     5392      3.0%       3.0%
November                     2732      3.0%       3.0%     3895      3.0%       3.0%     5553      3.0%       3.0%
December                     2814      3.0%       3.0%     4012      3.0%       3.0%     5720      3.0%       3.0%
January                                                                                  5892      3.0%       3.0%


--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal amount:                                             $1,000

 Sum of capped monthly Index returns:                          180%

 Total return of Index [(5892 - 1000) / 1000] X 100 =          489%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------
 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,050                                             $1,050
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 180%)                             $2,800
 INVESTOR RECEIVES $2,800 AT MATURITY (180% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN AT MATURITY ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX

 Principal Amount X (Index ending level / Index starting
 level)
       $1,000 X (5892 / 1000) =                                $5,892
 INVESTOR WOULD RECEIVE $5,892 AT MATURITY (489% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX).

EXAMPLE 3

In this example, we assume that the Index falls by 1% each month, beginning January 30, 2004, over the term of the Notes from an initial Index starting level of 1000 to 547 on the final valuation date. The initial Index starting level for the Notes will be the closing level of the Index on January 30, 2004. The capped monthly Index return is 3%. In this example, the sum of the capped monthly Index returns over the 60-month term of the Notes is -60%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal the minimum payment of $1,050. Values in the example are hypothetical and rounded for ease of analysis.

                                        2004                          2005
                             ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1000                           886      -1.0%      -1.0%
February                      990      -1.0%      -1.0%     878      -1.0%      -1.0%
March                         980      -1.0%      -1.0%     869      -1.0%      -1.0%
April                         970      -1.0%      -1.0%     860      -1.0%      -1.0%
May                           961      -1.0%      -1.0%     851      -1.0%      -1.0%
June                          951      -1.0%      -1.0%     843      -1.0%      -1.0%
July                          941      -1.0%      -1.0%     835      -1.0%      -1.0%
August                        932      -1.0%      -1.0%     826      -1.0%      -1.0%
September                     923      -1.0%      -1.0%     818      -1.0%      -1.0%
October                       914      -1.0%      -1.0%     810      -1.0%      -1.0%
November                      904      -1.0%      -1.0%     802      -1.0%      -1.0%
December                      895      -1.0%      -1.0%     794      -1.0%      -1.0%
January


                                        2006                          2007                        2008-2009
                             ---------------------------   ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                       786      -1.0%      -1.0%     696      -1.0%      -1.0%     617      -1.0%      -1.0%
February                      778      -1.0%      -1.0%     689      -1.0%      -1.0%     611      -1.0%      -1.0%
March                         770      -1.0%      -1.0%     683      -1.0%      -1.0%     605      -1.0%      -1.0%
April                         762      -1.0%      -1.0%     676      -1.0%      -1.0%     599      -1.0%      -1.0%
May                           755      -1.0%      -1.0%     669      -1.0%      -1.0%     593      -1.0%      -1.0%
June                          747      -1.0%      -1.0%     662      -1.0%      -1.0%     587      -1.0%      -1.0%
July                          740      -1.0%      -1.0%     656      -1.0%      -1.0%     581      -1.0%      -1.0%
August                        732      -1.0%      -1.0%     649      -1.0%      -1.0%     575      -1.0%      -1.0%
September                     725      -1.0%      -1.0%     643      -1.0%      -1.0%     570      -1.0%      -1.0%
October                       718      -1.0%      -1.0%     636      -1.0%      -1.0%     564      -1.0%      -1.0%
November                      711      -1.0%      -1.0%     630      -1.0%      -1.0%     558      -1.0%      -1.0%
December                      703      -1.0%      -1.0%     624      -1.0%      -1.0%     553      -1.0%      -1.0%
January                                                                                   547      -1.0%      -1.0%


--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal amount:                                             $1,000

 Sum of capped monthly Index returns:                          -60%

 Total return of Index [(547 - 1000) / 1000] X 100=            -45%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------

 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,050                                             $1,050
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X (-60%))                           $400
 INVESTOR RECEIVES $1,050 AT MATURITY (5% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN AT MATURITY ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX

 Principal Amount X (Index ending level / Index starting
 level)
       $1,000 X (547 / 1000) =                                 $547
 INVESTOR WOULD RECEIVE $547 AT MATURITY (-45% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX).

EXAMPLE 4

In this example, we assume that the Index rises each month, beginning January 30, 2004, over the term of the Notes from an initial Index starting level of 1000 to 2766 on the final valuation date, with a single large drop of -40% in the month ending August 2006, followed by three 15% increases in subsequent months. The initial Index starting level for the Notes will be the closing level of the Index on January 30, 2004. The capped monthly Index return is 3%. In this example, the sum of the capped monthly Index returns over the 60-month term of the Notes is 81%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $1,810, consisting of $1,000 of principal plus a $810 supplemental payment (81% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                        2004                          2005
                             ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1000                          1268      2.0%       2.0%
February                     1020      2.0%       2.0%     1294      2.0%       2.0%
March                        1040      2.0%       2.0%     1319      2.0%       2.0%
April                        1061      2.0%       2.0%     1346      2.0%       2.0%
May                          1082      2.0%       2.0%     1373      2.0%       2.0%
June                         1104      2.0%       2.0%     1400      2.0%       2.0%
July                         1126      2.0%       2.0%     1428      2.0%       2.0%
August                       1149      2.0%       2.0%     1457      2.0%       2.0%
September                    1172      2.0%       2.0%     1486      2.0%       2.0%
October                      1195      2.0%       2.0%     1516      2.0%       2.0%
November                     1219      2.0%       2.0%     1546      2.0%       2.0%
December                     1243      2.0%       2.0%     1577      2.0%       2.0%
January


                                        2006                          2007                        2008-2009
                             ---------------------------   ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1608       2.0%       2.0%    1353       2.0%      2.0%     1934       2.0%      2.0%
February                     1641       2.0%       2.0%    1380       2.0%      2.0%     1973       2.0%      2.0%
March                        1673       2.0%       2.0%    1408       2.0%      2.0%     2269      15.0%      3.0%
April                        1707       2.0%       2.0%    1436       2.0%      2.0%     2314       2.0%      2.0%
May                          1741       2.0%       2.0%    1464       2.0%      2.0%     2361       2.0%      2.0%
June                         1776       2.0%       2.0%    1494       2.0%      2.0%     2408       2.0%      2.0%
July                         1811       2.0%       2.0%    1524       2.0%      2.0%     2456       2.0%      2.0%
August                       1087     -40.0%     -40.0%    1752      15.0%      3.0%     2505       2.0%      2.0%
September                    1109       2.0%       2.0%    1787       2.0%      2.0%     2555       2.0%      2.0%
October                      1131       2.0%       2.0%    1823       2.0%      2.0%     2606       2.0%      2.0%
November                     1153       2.0%       2.0%    1859       2.0%      2.0%     2659       2.0%      2.0%
December                     1326      15.0%       3.0%    1897       2.0%      2.0%     2712       2.0%      2.0%
January                                                                                  2766       2.0%      2.0%


--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal amount:                                             $1,000
 Sum of capped monthly Index returns:                          81%
 Total return of Index [(2766 - 1000) / 1000] X 100 =          177%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------
 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the
   greater of:
       (i)  $1,050                                             $1,050
           OR
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 81%)                              $1,810
 INVESTOR RECEIVES $1,810 AT MATURITY (81% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN AT MATURITY ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX

 Principal Amount X (Index ending level / Index starting
 level)
       $1,000 X (2766 / 1000) =                                $2,766
 INVESTOR WOULD RECEIVE $2,766 AT MATURITY (177% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX).

EXAMPLE 5

In this example, we assume that the Index rises in some months and falls in other months and that each monthly Index return is capped at 3%. Over the 60-month term of the Notes, we assume that the Index rises from an initial Index starting level of 1000 to 1636 on the final valuation date. The initial Index starting level for the Notes will be the closing level of the Index on January 30, 2004. In this example, the sum of the capped monthly Index returns over the 60-month term of the Notes is 13%. The cash payment at maturity for each $1,000 principal amount of the Notes will equal $1,130, consisting of $1,000 of principal plus a supplemental payment of $130 (13% of $1,000). Values in the example are hypothetical and rounded for ease of analysis.

                                        2004                          2005
                             ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                      1000                           998      -4.0%      -4.0%
February                      960      -4.0%      -4.0%     998       0.0%       0.0%
March                         940      -2.1%      -2.1%     977      -2.1%      -2.1%
April                         920      -2.1%      -2.1%     956      -2.1%      -2.1%
May                           890      -3.3%      -3.3%     977       2.2%       2.2%
June                          860      -3.4%      -3.4%     977       0.0%       0.0%
July                          910       5.8%       3.0%     956      -2.1%      -2.1%
August                        960       5.5%       3.0%     936      -2.2%      -2.2%
September                    1000       4.2%       3.0%     988       5.6%       3.0%
October                      1040       4.0%       3.0%    1019       3.2%       3.0%
November                     1050       1.0%       1.0%     977      -4.1%      -4.1%
December                     1040      -1.0%      -1.0%     928      -5.0%      -5.0%
January


                                        2006                          2007                        2008-2009
                             ---------------------------   ---------------------------   ---------------------------
                                      MONTHLY    CAPPED             MONTHLY    CAPPED             MONTHLY    CAPPED
                             INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY   INDEX     INDEX     MONTHLY
                             LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN    LEVEL    RETURN     RETURN
January                       975       5.0%       3.0%    1131       2.3%       2.3%    1317       0.0%       0.0%
February                     1030       5.7%       3.0%    1143       1.1%       1.1%    1370       4.0%       3.0%
March                        1063       3.2%       3.0%    1156       1.1%       1.1%    1357      -1.0%      -1.0%
April                        1130       6.3%       3.0%    1181       2.2%       2.2%    1317      -2.9%      -2.9%
May                          1196       5.9%       3.0%    1154      -2.3%      -2.3%    1277      -3.0%      -3.0%
June                         1274       6.5%       3.0%    1115      -3.4%      -3.4%    1251      -2.1%      -2.1%
July                         1248      -2.0%      -2.0%    1078      -3.3%      -3.3%    1304       4.3%       3.0%
August                       1224      -1.9%      -1.9%    1091       1.2%       1.2%    1344       3.1%       3.0%
September                    1194      -2.5%      -2.5%    1118       2.4%       2.4%    1397       4.0%       3.0%
October                      1169      -2.1%      -2.1%    1171       4.8%       3.0%    1450       3.8%       3.0%
November                     1131      -3.2%      -3.2%    1251       6.8%       3.0%    1503       3.7%       3.0%
December                     1106      -2.2%      -2.2%    1317       5.3%       3.0%    1570       4.4%       3.0%
January                                                                                  1636       4.2%       3.0%


--------------------------------------------------------------------------------
 ASSUMPTIONS:
--------------------------------------------------------------------------------

 Principal amount:                                             $1,000

 Sum of capped monthly Index returns:                          13%

 Total return of Index [(1636 - 1000) / 1000] X 100 =          63.6%

--------------------------------------------------------------------------------
 CALCULATIONS:
--------------------------------------------------------------------------------
 CALCULATION OF PAYMENT AT MATURITY PER $1,000 PRINCIPAL AMOUNT OF THE NOTES

 At maturity, you will receive a cash payment equal to the greater of:
       (i)  $1,050                                             $1,050
           or
       (ii) $1,000 plus the supplemental payment
          $1,000 + ($1,000 X 13%)                              $1,130
 INVESTOR RECEIVES $1,130 AT MATURITY (13% TOTAL RETURN ON A HYPOTHETICAL INVESTMENT IN THE NOTES).

 CALCULATION OF COMPARATIVE RETURN AT MATURITY ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX

 Principal Amount X (Index ending level / Index starting
 level)
       $1,000 X (1636 / 1000) =                                $1,636
 INVESTOR WOULD RECEIVE $1,636 AT MATURITY (63.6% TOTAL RETURN ON A HYPOTHETICAL DIRECT INVESTMENT IN THE INDEX).

--------------------------------------------------------------------------------

Risk Factors

The return on the Notes is linked to the performance of the S&P 500 Index (the "Index"). Investing in the Notes is NOT equivalent to investing directly in the Index or investing in a five-year zero-coupon bond with the same credit risk as the Notes that pays 105% of principal at maturity. This section describes the most significant risks relating to the Notes. WE URGE YOU TO READ THE FOLLOWING INFORMATION ABOUT THESE RISKS, TOGETHER WITH THE OTHER INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS, BEFORE INVESTING IN THE NOTES.

THE NOTES ARE INTENDED TO BE HELD TO MATURITY. YOUR PRINCIPAL PLUS A 5% TOTAL RETURN ARE ONLY PROTECTED IF YOU HOLD YOUR NOTES TO MATURITY

You will receive at least the minimum payment of 105% of the principal amount of your Notes if you hold your Notes to maturity. If you sell your Notes in the secondary market prior to maturity, you will not receive principal protection or any minimum total return on the portion of your Notes sold. You should be willing to hold your Notes to maturity.

YOU WILL BE REQUIRED TO PAY TAXES ON YOUR NOTES EACH YEAR

If you are a U.S. person, you generally will be required to pay taxes on ordinary income from the Notes over their term based upon an estimated yield for the Notes, even though you will not receive any payments from us until maturity. The estimated yield is determined solely to calculate the amounts you will be taxed on prior to maturity and is neither a prediction nor a guarantee of what the actual yield will be. In addition, any gain you may recognize upon the sale or maturity of the Notes will be taxed as ordinary interest income. Conversely, if the actual payment at maturity for the Notes is less than the projected payment at maturity based on the estimated yield for the Notes, you would have an ordinary tax loss. If you purchase the Notes at a time other than the original issuance date, the tax consequences to you may be different. You should consult your tax advisor about your own tax situation.

For further information, you should refer to "Supplemental Tax Considerations" beginning on page S-28.

THE CAPPED MONTHLY INDEX RETURNS LIMIT YOUR POTENTIAL RETURN AT MATURITY

The Notes provide less opportunity to participate in the appreciation of the Index than a direct investment in an uncapped security linked to the Index because the capped monthly Index return will limit your participation to 3% of any appreciation in the Index in any month. If the monthly Index return is more than 3% in any month during the term of the Notes, only the 3% capped monthly Index return for that month will be considered in calculating the sum of the capped monthly Index returns at maturity. Accordingly, your return on the Notes may be less than your return would be if you made a direct investment in an uncapped security linked to the performance of the Index, assuming that the overall level of the Index has not decreased over the term of the Notes.

YOU WILL RECEIVE NO MORE THAN THE MINIMUM PAYMENT OF 105% OF THE PRINCIPAL AMOUNT OF YOUR NOTES AT MATURITY IF THE SUM OF THE CAPPED MONTHLY INDEX RETURNS DOES NOT EXCEED 5%

It is possible that the sum of the capped monthly Index returns may not exceed 5%. Any negative monthly Index returns will offset any positive capped monthly Index returns and reduce the supplemental payment that you could receive at maturity. The amount of the supplemental payment may be zero. Consequently, you may receive the minimum payment of 105% of the principal amount of your Notes at maturity.

RISK FACTORS
--------------------------------------------------------------------------------

OWNING THE NOTES IS NOT THE SAME AS OWNING THE INDEX CONSTITUENT STOCKS OR A SECURITY DIRECTLY LINKED TO THE PERFORMANCE OF THE INDEX

The return on your Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks or a security directly linked to the performance of the Index and held such investment for a similar period because:

     - you will receive a minimum payment of 105% of the principal amount of your Notes if the Notes are held to maturity;

     - the capped monthly Index returns limit your potential return at maturity; and

     - the level of the Index is calculated in part by reference to the prices of the Index Constituent Stocks without taking into consideration the value of dividends paid on those stocks.

If the actual return on the Index over the term of the Notes equals or exceeds the sum of the capped monthly Index returns, your return on the Notes at maturity will be less than the return on a direct investment in the Index, without taking into account taxes and other costs related to such a direct investment.

Even if the level of the Index increases during the term of the Notes, the market value of the Notes may not increase by the same amount. It is also possible for the level of the Index to increase while the market value of the Notes declines.

CHANGES THAT AFFECT THE INDEX WILL AFFECT THE MARKET VALUE OF THE NOTES AND THE AMOUNT YOU WILL RECEIVE AT MATURITY

The policies of Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), concerning the calculation of the Index, additions, deletions or substitutions of the Index Constituent Stocks and the manner in which changes affecting the Index Constituent Stocks or the issuers of the Index Constituent Stocks, such as stock dividends, reorganizations or mergers, are reflected in the Index, could affect the Index and, therefore, could affect the amount payable on the Notes at maturity, and the market value of the Notes prior to maturity. The amount payable on the Notes and their market value could also be affected if S&P changes these policies, for example by changing the manner in which it calculates the Index, or if S&P discontinues or suspends calculation or publication of the Index, in which case it may become difficult to determine the market value of the Notes. If events such as these occur, or if the Index starting level for the first month or the Index ending level for any month are not available because of a market disruption event or for any other reason, the calculation agent--which initially will be UBS Securities LLC, an affiliate of the Issuer--may determine the Index starting level for the first month, the Index ending level for any month or fair market value of the Notes--and thus the amount payable at maturity--in a manner it considers appropriate, in its sole discretion.

HISTORICAL LEVELS OF THE INDEX SHOULD NOT BE TAKEN AS AN INDICATION OF THE FUTURE PERFORMANCE OF THE INDEX DURING THE TERM OF THE NOTES

The trading prices of the Index Constituent Stocks will determine the level of the Index. As a result, it is impossible to predict whether the level of the Index will rise or fall. Trading prices of the Index Constituent Stocks will be influenced by complex and interrelated political, economic, financial and other factors that can affect the values of Index Constituent Stocks.

YOU WILL NOT RECEIVE INTEREST PAYMENTS ON THE NOTES OR DIVIDEND PAYMENTS ON THE INDEX CONSTITUENT STOCKS OR HAVE SHAREHOLDER RIGHTS IN THE INDEX CONSTITUENT STOCKS

You will not receive any periodic interest payments on the Notes and you will not receive any dividend payments or other distributions on the Index Constituent Stocks. As an owner of the Notes, you will not have voting rights or any other rights that holders of Index Constituent Stocks may have.

RISK FACTORS
--------------------------------------------------------------------------------

THERE MAY NOT BE AN ACTIVE TRADING MARKET IN THE NOTES--SALES IN THE SECONDARY MARKET MAY RESULT IN SIGNIFICANT LOSSES

There may be little or no secondary market for the Notes. The Notes will not be listed or displayed on any securities exchange, the Nasdaq National Market System or any electronic communications network. UBS Securities LLC and other affiliates of UBS intend to make a market for the Notes, although they are NOT required to do so and may stop making a market in the Notes at any time. Even if a secondary market for the Notes develops, it may not provide significant liquidity or trade at prices advantageous to you.

As a result, if you sell your Notes before maturity, you may have to do so at a discount from the issue price and you may suffer losses.

THE MARKET VALUE OF THE NOTES MAY BE INFLUENCED BY UNPREDICTABLE FACTORS

The market value of your Notes may fluctuate between the date you purchase them and the final valuation date when the calculation agent will determine your payment at maturity. Therefore, you may sustain a significant loss if you sell the Notes in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Notes. We expect that generally the level of the Index and interest rates on any day will affect the market value of the Notes more than any other factors. Other factors that may influence the market value of the Notes include:

+ the volatility of the Index (i.e., the frequency and magnitude of changes in the level of the Index)

+  the market price of the Index Constituent Stocks

+ the dividend rate paid on Index Constituent Stocks (while not paid to holders of the Notes, dividend payments on Index Constituent Stocks may influence the market price of Index Constituent Stocks and the level of the Index, and therefore affect the market value of the Notes)

+  the time remaining to the maturity of the Notes

+ supply and demand for the Notes, including inventory positions with UBS Securities LLC or any other market maker

+ economic, financial, political, regulatory, or judicial events that affect the level of the Index or the market price of the Index Constituent Stocks or that affect stock markets generally or

+  the creditworthiness of UBS

TRADING AND OTHER TRANSACTIONS BY UBS OR ITS AFFILIATES IN INDEX CONSTITUENT STOCKS, FUTURES, OPTIONS, EXCHANGE-TRADED FUNDS OR OTHER DERIVATIVE PRODUCTS ON INDEX CONSTITUENT STOCKS OR THE INDEX, MAY IMPAIR THE MARKET VALUE OF THE NOTES

As described below under "Use of Proceeds and Hedging" on page S-26, we or one or more affiliates may hedge our obligations under the Notes by purchasing Index Constituent Stocks, futures or options on Index Constituent Stocks or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or the Index, and we may adjust these hedges by, among other things, purchasing or selling Index Constituent Stocks, futures, options, or exchange-traded funds or other derivative instruments at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of Index Constituent Stocks and the level of the Index and, therefore, the market value of the Notes. It is possible that we or one or more of our affiliates could receive substantial returns from these hedging activities while the market value of the Notes declines.

We or one or more of our affiliates may also engage in trading in Index Constituent Stocks and other investments relating to Index Constituent Stocks or the Index on a regular basis as part of our general broker-dealer and other businesses, for proprietary accounts, for other accounts under management or

RISK FACTORS
--------------------------------------------------------------------------------

to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of Index Constituent Stocks and the level of the Index and, therefore, the market value of the Notes. We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of Index Constituent Stocks or the Index. By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the market value of the Notes.

OUR BUSINESS ACTIVITIES MAY CREATE CONFLICTS OF INTEREST

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Constituent Stocks that are not for the account of holders of the Notes or on their behalf. These trading activities may present a conflict between the holders' interest in the Notes and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including block trades and options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the level of the Index, could be adverse to the interests of the holders of the Notes.

UBS and its affiliates may, at present or in the future, engage in business with the issuers of the Index Constituent Stocks, including making loans to or providing advisory services to those companies. These services could include investment banking and merger and acquisition advisory services. These activities may present a conflict between the obligations of UBS or another affiliate of UBS and the interests of holders of the Notes. Moreover, UBS and UBS Securities LLC have published and in the future expect to publish research reports with respect to some or all of the issuers of the Index Constituent Stocks. This research is modified from time to time without notice and may express opinions or provide recommendations that are inconsistent with purchasing or holding the Notes. Any of these activities by UBS, UBS Securities LLC or other affiliates may affect the market price of the Index Constituent Stocks and the level of the Index and, therefore, the market value of the Notes.

UBS AND ITS AFFILIATES HAVE NO AFFILIATION WITH S&P AND ARE NOT RESPONSIBLE FOR ITS PUBLIC DISCLOSURE OF INFORMATION

UBS and its affiliates are not affiliated with S&P in any way (except for licensing arrangements discussed below in "The S&P 500 Index" on page S-13) and have no ability to control or predict its actions, including any errors in or discontinuation of disclosure regarding its methods or policies relating to the calculation of the Index. If S&P discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Notes or the amount payable at maturity. The calculation agent may designate a successor index selected in its sole discretion. If the calculation agent determines in its sole discretion that no successor index comparable to the Index exists, the amount you receive at maturity will be determined by the calculation agent in its sole discretion. See "Specific Terms of the Notes--Market Disruption Event" on page S-21 and "Specific Terms of the Notes--Discontinuance of or Adjustments to the Index; Alteration of Method of Calculation" on page S-24. S&P is not involved in the offer of the Notes in any way and has no obligation to consider your interest as an owner of Notes in taking any actions that might affect the value of your Notes.

We have derived the information about S&P and the Index in this prospectus supplement from publicly available information, without independent verification. Neither we nor any of our affiliates assumes any responsibility for the adequacy or accuracy of the information about the Index or S&P contained in this prospectus supplement. You, as an investor in the Notes, should make your own investigation into the Index and S&P.

RISK FACTORS
--------------------------------------------------------------------------------

THERE ARE POTENTIAL CONFLICTS OF INTEREST BETWEEN YOU AND THE CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Notes at maturity. For a fuller description of the calculation agent's role, see "Specific Terms of the Notes--Role of Calculation Agent" on page S-25. The calculation agent will exercise its judgment when performing its functions. For example, the calculation agent may have to determine whether a market disruption event affecting Index Constituent Stocks or the Index has occurred or is continuing on a day when the calculation agent will determine an Index starting level or Index ending level. This determination may, in turn, depend on the calculation agent's judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the calculation agent may affect the market value of the Notes, the calculation agent may have a conflict of interest if it needs to make any such decision.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE FIRST INDEX STARTING LEVEL OR ANY INDEX ENDING LEVEL IF A MARKET DISRUPTION EVENT OCCURS ON SUCH DATE

The Index starting level (in the case of the first month) or any Index ending level thereafter may be postponed if the calculation agent determines that, on the last business day of January 2004 or the last business day of the relevant month, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the calculation of the Index starting level (in the case of the first month) or any Index ending level be postponed by more than ten business days.

If the determination of the Index starting level (in the case of the first month) or any Index ending level thereafter is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index starting level (in the case of the first month) or any Index ending level thereafter will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index starting level (in the case of the first month) or any Index ending level thereafter that would have prevailed in the absence of the market disruption event.

THE CALCULATION AGENT CAN POSTPONE THE DETERMINATION OF THE FINAL INDEX ENDING LEVEL OR THE MATURITY DATE IF A MARKET DISRUPTION EVENT OCCURS ON THE FINAL VALUATION DATE

The determination of the final Index ending level may be postponed if the calculation agent determines that a market disruption event has occurred or is continuing on the final valuation date. If such a postponement occurs, then the calculation agent will instead use the closing level of the Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days. As a result, the maturity date for the Notes could also be postponed, although not by more than ten business days. If the final valuation date is postponed to the last possible day, but a market disruption event occurs or is continuing on such last possible day, that day will nevertheless be the final valuation date. If a market disruption event is occurring on the last possible final valuation date, the calculation agent will make a good faith estimate in its sole discretion of the closing level of the Index that would have prevailed in the absence of the market disruption event. See "Specific Terms of the Notes--Market Disruption Event" on page S-21.

--------------------------------------------------------------------------------

The S&P 500 Index

We have derived all information regarding the S&P 500 Index (the "Index") contained in this prospectus supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"). We do not assume any responsibility for the accuracy or completeness of such information. S&P has no obligation to continue to publish the Index, and may discontinue publication of the Index.

The Index is intended to provide an indication of the pattern of common stock price movement. The calculation of the value of the Index, discussed below in further detail, is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time (the "Index Constituent Stocks") compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. As of December 31, 2003, 424 companies or 83.5% of the Index by market capitalization traded on the New York Stock Exchange ("NYSE"), 74 companies or 16.3% of the Index by market capitalization traded on The Nasdaq Stock Market, and two companies or 0.2% of the Index by market capitalization traded on the American Stock Exchange. As of December 31, 2003, the Index represented approximately 77% of the market value of S&P's internal database of over 7,245 equities. S&P chooses companies for inclusion in the Index with the aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of its database of over 7,245 equities, which S&P uses as an assumed model for the composition of the total market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. Ten main groups of companies comprise the Index with the number of companies currently included in each group indicated in parentheses: Consumer Discretionary (87), Consumer Staples (37), Energy (23), Financials (83), Health Care (47), Industrials (59), Information Technology
(83), Materials (33), Telecommunication Services (12) and Utilities (36). S&P may from time to time, in its sole discretion, add companies to or delete companies from the Index to achieve the objectives stated above.

S&P calculates the Index by reference to the prices of the Index Constituent Stocks without taking account of the value of dividends paid on such stocks. As a result, the return on the Notes will not reflect the return you would realize if you actually owned the Index Constituent Stocks and received the dividends paid on such stocks.

COMPUTATION OF THE INDEX

S&P currently computes the Index as of a particular time as follows:

- the product of the market price per share and the number of then outstanding shares of each component stock is determined as of that time (referred to as the "market value" of that stock);

- the market values of all component stocks as of that time are aggregated;

- the mean average of the market values as of each week in the base period of the years 1941 through 1943 of the common stock of each company in a group of 500 substantially similar companies is determined;

- the mean average market values of all these common stocks over the base period are aggregated (the aggregate amount being referred to as the "base value");

THE S&P 500 INDEX
--------------------------------------------------------------------------------

- the current aggregate market value of all component stocks is divided by the base value; and

- the resulting quotient, expressed in decimals, is multiplied by ten.

While S&P currently employs the above methodology to calculate the Index, no assurance can be given that S&P will not modify or change this methodology in a manner that may affect the amount payable at maturity to beneficial owners of the Notes.

S&P adjusts the foregoing formula to offset the effects of changes in the market value of a component stock that are determined by S&P to be arbitrary or not due to true market fluctuations. These changes may result from causes such as:

- the issuance of stock dividends;

- the granting to shareholders of rights to purchase additional shares of stock;

- the purchase of shares by employees pursuant to employee benefit plans;

- consolidations and acquisitions;

- the granting to shareholders of rights to purchase other securities of the issuer;

- the substitution by S&P of particular component stocks in the Index; or

- other reasons.

In these cases, S&P first recalculates the aggregate market value of all component stocks, after taking account of the new market price per share of the particular component stock or the new number of outstanding shares of that stock or both, as the case may be, and then determines the new base value in accordance with the following formula:

                     New Market Value
Old Base Value  X    ----------------  =    New Base Value
                     Old Market Value

The result is that the base value is adjusted in proportion to any change in the aggregate market value of all component stocks resulting from the causes referred to above to the extent necessary to negate the effects of these causes upon the Index.

Neither UBS nor any of its affiliates accepts any responsibility for the calculation, maintenance or publication of, or for any error, omission or disruption in, the Index or any successor index. S&P does not guarantee the accuracy or the completeness of the Index or any data included in the Index. S&P assumes no liability for any errors, omissions or disruption in the calculation and dissemination of the Index. S&P disclaims all responsibility for any errors or omissions in the calculation and dissemination of the Index or the manner in which the Index is applied in determining the amount payable at maturity.

HISTORICAL CLOSING LEVELS OF THE S&P 500 INDEX

Since its inception, the Index has experienced significant fluctuations. Any historical upward or downward trend in the value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Notes. The historical Index levels do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Constituent Stocks will result in holders of the Notes receiving a positive total return in excess of 5% on their investment. The closing level of the Index as of January 23, 2004 was 1141.55. The initial Index starting level for the Notes will be the closing level of the Index on the last business day of January 2004.

THE S&P 500 INDEX
--------------------------------------------------------------------------------

The following table sets forth the closing level of the Index at the end of each month in the period from December 1990 through December 2003. For ease of analysis, certain values included in the table below may have been rounded.

                      MONTHLY
                       ENDING           MONTHLY
                       INDEX             INDEX
      DATE             LEVEL             RETURN
--------------------------------------------------
12/31/1990                  330.22
1/31/1991                   343.93             4.15%
2/28/1991                   367.07             6.73%
3/29/1991                   375.22             2.22%
4/30/1991                   375.34             0.03%
5/31/1991                   389.83             3.86%
6/28/1991                   371.16            -4.79%
7/31/1991                   387.81             4.49%
8/30/1991                   395.43             1.96%
9/30/1991                   387.86            -1.91%
10/31/1991                  392.45             1.18%
11/29/1991                  375.22            -4.39%
12/31/1991                  417.09            11.16%
1/31/1992                   408.79            -1.99%
2/28/1992                    412.7             0.96%
3/31/1992                   403.69            -2.18%
4/30/1992                   414.95             2.79%
5/29/1992                   415.35             0.10%
6/30/1992                   408.14            -1.74%
7/31/1992                   424.22             3.94%
8/31/1992                   414.03            -2.40%
9/30/1992                    417.8             0.91%
10/30/1992                  418.68             0.21%
11/30/1992                  431.35             3.03%
12/31/1992                  435.71             1.01%
1/29/1993                   438.78             0.70%
2/26/1993                   443.38             1.05%
3/31/1993                   451.67             1.87%
4/30/1993                   440.19            -2.54%
5/31/1993                   450.19             2.27%
6/30/1993                   450.53             0.08%
7/30/1993                   448.13            -0.53%
8/31/1993                   463.56             3.44%
9/30/1993                   458.93            -1.00%
10/29/1993                  467.83             1.94%
11/30/1993                  461.79            -1.29%
12/31/1993                  466.45             1.01%
1/31/1994                   481.61             3.25%
2/28/1994                   467.14            -3.00%

                      MONTHLY
                       ENDING           MONTHLY
                       INDEX             INDEX
      DATE             LEVEL             RETURN
--------------------------------------------------
3/31/1994                   445.77            -4.57%
4/29/1994                   450.91             1.15%
5/31/1994                   456.51             1.24%
6/30/1994                   444.27            -2.68%
7/29/1994                   458.26             3.15%
8/31/1994                    475.5             3.76%
9/30/1994                   462.71            -2.69%
10/31/1994                  472.35             2.08%
11/30/1994                  453.69            -3.95%
12/30/1994                  459.27             1.23%
1/31/1995                   470.42             2.43%
2/28/1995                   487.39             3.61%
3/31/1995                   500.71             2.73%
4/28/1995                   514.71             2.80%
5/31/1995                    533.4             3.63%
6/30/1995                   544.75             2.13%
7/31/1995                   562.06             3.18%
8/31/1995                   561.88            -0.03%
9/29/1995                   584.41             4.01%
10/31/1995                   581.5            -0.50%
11/30/1995                  605.37             4.10%
12/29/1995                  615.93             1.74%
1/31/1996                   636.02             3.26%
2/29/1996                   640.43             0.69%
3/29/1996                    645.5             0.79%
4/30/1996                   654.17             1.34%
5/31/1996                   669.12             2.29%
6/28/1996                   670.63             0.23%
7/31/1996                   639.95            -4.57%
8/30/1996                   651.99             1.88%
9/30/1996                   687.31             5.42%
10/31/1996                  705.27             2.61%
11/29/1996                  757.02             7.34%
12/31/1996                  740.74            -2.15%
1/31/1997                   786.16             6.13%
2/28/1997                   790.82             0.59%
3/31/1997                   757.12            -4.26%
4/30/1997                   801.34             5.84%
5/30/1997                   848.28             5.86%

THE S&P 500 INDEX
--------------------------------------------------------------------------------

                      MONTHLY
                       ENDING           MONTHLY
                       INDEX             INDEX
      DATE             LEVEL             RETURN
--------------------------------------------------
6/30/1997                   885.14             4.35%
7/31/1997                   954.29             7.81%
8/29/1997                   899.47            -5.74%
9/30/1997                   947.28             5.32%
10/31/1997                  914.62            -3.45%
11/28/1997                   955.4             4.46%
12/31/1997                  970.43             1.57%
1/30/1998                   980.28             1.02%
2/27/1998                  1049.34             7.04%
3/31/1998                  1101.75             4.99%
4/30/1998                  1111.75             0.91%
5/29/1998                  1090.82            -1.88%
6/30/1998                  1133.84             3.94%
7/31/1998                  1120.67            -1.16%
8/31/1998                   957.28           -14.58%
9/30/1998                  1017.01             6.24%
10/30/1998                 1098.67             8.03%
11/30/1998                 1163.63             5.91%
12/31/1998                 1229.23             5.64%
1/29/1999                  1279.64             4.10%
2/26/1999                  1238.33            -3.23%
3/31/1999                  1286.37             3.88%
4/30/1999                  1335.18             3.79%
5/31/1999                  1301.84            -2.50%
6/30/1999                  1372.71             5.44%
7/30/1999                  1328.72            -3.20%
8/31/1999                  1320.41            -0.63%
9/30/1999                  1282.71            -2.86%
10/29/1999                 1362.93             6.25%
11/30/1999                 1388.91             1.91%
12/31/1999                 1469.25             5.78%
1/31/2000                  1394.46            -5.09%
2/29/2000                  1366.42            -2.01%
3/31/2000                  1498.58             9.67%
4/28/2000                  1452.43            -3.08%
5/31/2000                   1420.6            -2.19%
6/30/2000                   1454.6             2.39%
7/31/2000                  1430.83            -1.63%
8/31/2000                  1517.68             6.07%
9/29/2000                  1436.51            -5.35%

                      MONTHLY
                       ENDING           MONTHLY
                       INDEX             INDEX
      DATE             LEVEL             RETURN
--------------------------------------------------
10/31/2000                  1429.4            -0.49%
11/30/2000                 1314.95            -8.01%
12/29/2000                 1320.28             0.41%
1/31/2001                  1366.01             3.46%
2/28/2001                  1239.94            -9.23%
3/30/2001                  1160.33            -6.42%
4/30/2001                  1249.46             7.68%
5/31/2001                  1255.82             0.51%
6/29/2001                  1224.42            -2.50%
7/31/2001                  1211.23            -1.08%
8/31/2001                  1133.58            -6.41%
9/28/2001                  1040.94            -8.17%
10/31/2001                 1059.78             1.81%
11/30/2001                 1139.45             7.52%
12/31/2001                 1148.08             0.76%
1/31/2002                   1130.2            -1.56%
2/28/2002                  1106.73            -2.08%
3/29/2002                  1147.39             3.67%
4/30/2002                  1076.92            -6.14%
5/31/2002                  1067.14            -0.91%
6/28/2002                   989.82            -7.25%
7/31/2002                   911.62            -7.90%
8/30/2002                   916.07             0.49%
9/30/2002                   815.28           -11.00%
10/31/2002                  885.76             8.64%
11/29/2002                  936.31             5.71%
12/31/2002                  879.82            -6.03%
1/31/2003                    855.7            -2.74%
2/28/2003                   841.15            -1.70%
3/31/2003                   848.18             0.84%
4/30/2003                   916.92             8.10%
5/30/2003                   963.59             5.09%
6/30/2003                    974.5             1.13%
7/31/2003                   990.31             1.62%
8/29/2003                  1008.01             1.79%
9/30/2003                   995.97            -1.19%
10/31/2003                 1050.71             5.50%
11/28/2003                 1058.21             0.71%
12/31/2003                 1111.92             4.84%

Source: Bloomberg, L.P.

THE S&P 500 INDEX
--------------------------------------------------------------------------------

The graph below illustrates the performance of the Index from January 1, 1983 through January 23, 2004.
[S&P 500 INDEX LEVEL GRAPH]

31-DEC-82                                                                       140.64
---------                                                                       ------
31-Jan-83                                                                        145.30
28-Feb-83                                                                        148.06
31-Mar-83                                                                        152.96
29-Apr-83                                                                        164.42
31-May-83                                                                        162.39
30-Jun-83                                                                        168.11
29-Jul-83                                                                        162.56
31-Aug-83                                                                        164.40
30-Sep-83                                                                        166.07
31-Oct-83                                                                        163.55
30-Nov-83                                                                        166.40
30-Dec-83                                                                        164.93
31-Jan-84                                                                        163.41
29-Feb-84                                                                        157.06
30-Mar-84                                                                        159.18
30-Apr-84                                                                        160.05
31-May-84                                                                        150.55
29-Jun-84                                                                        153.18
31-Jul-84                                                                        150.66
31-Aug-84                                                                        166.68
28-Sep-84                                                                        166.10
31-Oct-84                                                                        166.09
30-Nov-84                                                                        163.58
31-Dec-84                                                                        167.24
31-Jan-85                                                                        179.63
28-Feb-85                                                                        181.18
29-Mar-85                                                                        180.66
30-Apr-85                                                                        179.83
31-May-85                                                                        189.55
28-Jun-85                                                                        191.85
31-Jul-85                                                                        190.92
30-Aug-85                                                                        188.63
30-Sep-85                                                                        182.08
31-Oct-85                                                                        189.82
29-Nov-85                                                                        202.17
31-Dec-85                                                                        211.28
31-Jan-86                                                                        211.78
28-Feb-86                                                                        226.92
31-Mar-86                                                                        238.90
30-Apr-86                                                                        235.52
30-May-86                                                                        247.35
30-Jun-86                                                                        250.84
31-Jul-86                                                                        236.12
29-Aug-86                                                                        252.93
30-Sep-86                                                                        231.32
31-Oct-86                                                                        243.98
28-Nov-86                                                                        249.22
31-Dec-86                                                                        242.17
30-Jan-87                                                                        274.08
27-Feb-87                                                                        284.20
31-Mar-87                                                                        291.70
30-Apr-87                                                                        288.36
29-May-87                                                                        290.10
30-Jun-87                                                                        304.00
31-Jul-87                                                                        318.66
31-Aug-87                                                                        329.80
30-Sep-87                                                                        321.83
30-Oct-87                                                                        251.79
30-Nov-87                                                                        230.30
31-Dec-87                                                                        247.08
29-Jan-88                                                                        257.07
29-Feb-88                                                                        267.82
31-Mar-88                                                                        258.89
29-Apr-88                                                                        261.33
31-May-88                                                                        262.16
30-Jun-88                                                                        273.50
29-Jul-88                                                                        272.02
31-Aug-88                                                                        261.52
30-Sep-88                                                                        271.91
31-Oct-88                                                                        278.97
30-Nov-88                                                                        273.70
30-Dec-88                                                                        277.72
31-Jan-89                                                                        297.47
28-Feb-89                                                                        288.86
31-Mar-89                                                                        294.87
28-Apr-89                                                                        309.64
31-May-89                                                                        320.52
30-Jun-89                                                                        317.98
31-Jul-89                                                                        346.08
31-Aug-89                                                                        351.45
29-Sep-89                                                                        349.15
31-Oct-89                                                                        340.36
30-Nov-89                                                                        345.99
29-Dec-89                                                                        353.40
31-Jan-90                                                                        329.08
28-Feb-90                                                                        331.89
30-Mar-90                                                                        339.94
30-Apr-90                                                                        330.80
31-May-90                                                                        361.23
29-Jun-90                                                                        358.02
31-Jul-90                                                                        356.15
31-Aug-90                                                                        322.56
28-Sep-90                                                                        306.05
31-Oct-90                                                                        304.00
30-Nov-90                                                                        322.22
31-Dec-90                                                                        330.22
31-Jan-91                                                                        343.93
28-Feb-91                                                                        367.07
29-Mar-91                                                                        375.22
30-Apr-91                                                                        375.34
31-May-91                                                                        389.83
28-Jun-91                                                                        371.16
31-Jul-91                                                                        387.81
30-Aug-91                                                                        395.43
30-Sep-91                                                                        387.86
31-Oct-91                                                                        392.45
29-Nov-91                                                                        375.22
31-Dec-91                                                                        417.09
31-Jan-92                                                                        408.79
28-Feb-92                                                                        412.70
31-Mar-92                                                                        403.69
30-Apr-92                                                                        414.95
29-May-92                                                                        415.35
30-Jun-92                                                                        408.14
31-Jul-92                                                                        424.22
31-Aug-92                                                                        414.03
30-Sep-92                                                                        417.80
30-Oct-92                                                                        418.68
30-Nov-92                                                                        431.35
31-Dec-92                                                                        435.71
29-Jan-93                                                                        438.78
26-Feb-93                                                                        443.38
31-Mar-93                                                                        451.67
30-Apr-93                                                                        440.19
31-May-93                                                                        450.19
30-Jun-93                                                                        450.53
30-Jul-93                                                                        448.13
31-Aug-93                                                                        463.56
30-Sep-93                                                                        458.93
29-Oct-93                                                                        467.83
30-Nov-93                                                                        461.79
31-Dec-93                                                                        466.45
31-Jan-94                                                                        481.61
28-Feb-94                                                                        467.14
31-Mar-94                                                                        445.77
29-Apr-94                                                                        450.91
31-May-94                                                                        456.51
30-Jun-94                                                                        444.27
29-Jul-94                                                                        458.26
31-Aug-94                                                                        475.50
30-Sep-94                                                                        462.71
31-Oct-94                                                                        472.35
30-Nov-94                                                                        453.69
30-Dec-94                                                                        459.27
31-Jan-95                                                                        470.42
28-Feb-95                                                                        487.39
31-Mar-95                                                                        500.71
28-Apr-95                                                                        514.71
31-May-95                                                                        533.40
30-Jun-95                                                                        544.75
31-Jul-95                                                                        562.06
31-Aug-95                                                                        561.88
29-Sep-95                                                                        584.41
31-Oct-95                                                                        581.50
30-Nov-95                                                                        605.37
29-Dec-95                                                                        615.93
31-Jan-96                                                                        636.02
29-Feb-96                                                                        640.43
29-Mar-96                                                                        645.50
30-Apr-96                                                                        654.17
31-May-96                                                                        669.12
28-Jun-96                                                                        670.63
31-Jul-96                                                                        639.95
30-Aug-96                                                                        651.99
30-Sep-96                                                                        687.31
31-Oct-96                                                                        705.27
29-Nov-96                                                                        757.02
31-Dec-96                                                                        740.74
31-Jan-97                                                                        786.16
28-Feb-97                                                                        790.82
31-Mar-97                                                                        757.12
30-Apr-97                                                                        801.34
30-May-97                                                                        848.28
30-Jun-97                                                                        885.14
31-Jul-97                                                                        954.29
29-Aug-97                                                                        899.47
30-Sep-97                                                                        947.28
31-Oct-97                                                                        914.62
28-Nov-97                                                                        955.40
31-Dec-97                                                                        970.43
30-Jan-98                                                                        980.28
27-Feb-98                                                                       1049.34
31-Mar-98                                                                       1101.75
30-Apr-98                                                                       1111.75
29-May-98                                                                       1090.82
30-Jun-98                                                                       1133.84
31-Jul-98                                                                       1120.67
31-Aug-98                                                                        957.28
30-Sep-98                                                                       1017.01
30-Oct-98                                                                       1098.67
30-Nov-98                                                                       1163.63
31-Dec-98                                                                       1229.23
29-Jan-99                                                                       1279.64
26-Feb-99                                                                       1238.33
31-Mar-99                                                                       1286.37
30-Apr-99                                                                       1335.18
31-May-99                                                                       1301.84
30-Jun-99                                                                       1372.71
30-Jul-99                                                                       1328.72
31-Aug-99                                                                       1320.41
30-Sep-99                                                                       1282.71
29-Oct-99                                                                       1362.93
30-Nov-99                                                                       1388.91
31-Dec-99                                                                       1469.25
31-Jan-00                                                                       1394.46
29-Feb-00                                                                       1366.42
31-Mar-00                                                                       1498.58
28-Apr-00                                                                       1452.43
31-May-00                                                                       1420.60
30-Jun-00                                                                       1454.60
31-Jul-00                                                                       1430.83
31-Aug-00                                                                       1517.68
29-Sep-00                                                                       1436.51
31-Oct-00                                                                       1429.40
30-Nov-00                                                                       1314.95
29-Dec-00                                                                       1320.28
31-Jan-01                                                                       1366.01
28-Feb-01                                                                       1239.94
30-Mar-01                                                                       1160.33
30-Apr-01                                                                       1249.46
31-May-01                                                                       1255.82
29-Jun-01                                                                       1224.42
31-Jul-01                                                                       1211.23
31-Aug-01                                                                       1133.58
9/28/2001                                                                       1040.94
10/31/2001                                                                      1059.78
11/30/2001                                                                      1139.45
12/31/2001                                                                      1148.08
1/31/2002                                                                       1130.20
2/28/2002                                                                       1106.73
3/31/2002                                                                       1147.39
4/30/2002                                                                       1076.92
5/31/2002                                                                       1067.14
6/30/2002                                                                        989.82
7/31/2002                                                                        911.62
8/30/2002                                                                        916.07
9/30/2002                                                                        815.28
10/31/2002                                                                       885.76
11/29/2002                                                                       936.31
12/31/2002                                                                       879.82
1/31/2003                                                                        855.70
2/28/2003                                                                        841.15
2/31/03                                                                          990.31
3/31/2003                                                                        848.18
4/23/2003                                                                        919.02
5/1/2003                                                                         916.30
5/28/2003                                                                        953.22
6/23/03                                                                          981.64
7/31/03                                                                          990.31
8/29/03                                                                         1008.01
9/30/03                                                                          995.97
10/31/03                                                                        1050.71
11/25/03                                                                        1053.89
12/30/2003                                                                      1109.48
1/23/2004                                                                       1141.55

Source: Bloomberg L.P.

LICENSE AGREEMENT

S&P and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use the Index, which is owned and published by S&P, in connection with securities, including the Notes.

The license agreement between S&P and UBS provides that the following language must be set forth in this prospectus supplement:

The Notes are not sponsored, endorsed, sold or promoted by S&P. S&P makes no representation or warranty, express or implied, to the owners of the Notes or any member of the public regarding the advisability of investing in securities generally or in the Notes particularly, or the ability of the Index to track general stock market performance. S&P's only relationship to UBS is the licensing of certain trademarks and trade names of S&P and of the Index which is determined, composed and calculated by S&P without regard to UBS or the Notes. S&P has no obligation to take the needs of UBS or the owners of the Notes into consideration in determining, composing or calculating the Index. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the Notes to be issued or in the determination or calculation of the equation by which the Notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the Notes.

S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN AND S&P SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY UBS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL

THE S&P 500 INDEX
--------------------------------------------------------------------------------

DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

"Standard & Poor's(R)," "S&P(R)," "S&P 500(R)," "Standard & Poor's 500" and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by UBS. The Notes are not sponsored, endorsed, sold or promoted by S&P and S&P makes no representation regarding the advisability of investing in the Notes.

--------------------------------------------------------------------------------

VALUATION OF THE NOTES

AT MATURITY. At maturity, we will pay you an amount in cash for each $1,000 principal amount of the Notes equal to the GREATER of:

   (i)   $1,050

          or

   (ii)  $1,000 plus the supplemental payment, if any.

The supplemental payment per $1,000 principal amount of the Notes will be equal to:

   $1,000 X the sum of the capped monthly Index returns

For further information concerning the calculation of the payment at maturity, see "Specific Terms of the Notes--Payment at Maturity" on page S-20.

PRIOR TO MATURITY. The market value of the Notes will be affected by several factors many of which are beyond our control. We expect that generally the level of the Index and interest rates on any day will affect the market value of the Notes more than any other factors. Other factors that may influence the market value of the Notes include, but are not limited to, supply and demand for the Notes, the volatility of the Index, as well as the perceived creditworthiness of UBS. See "Risk Factors" beginning on page S-8 for a discussion of the factors that may influence the market value of the Notes prior to maturity.

--------------------------------------------------------------------------------

SPECIFIC TERMS OF THE NOTES

In this section, references to "holders" mean those who own the Notes registered in their own names, on the books that we or the trustee maintain for this purpose, and not those who own beneficial interests in the Notes registered in street name or in the Notes issued in book-entry form through The Depository Trust Company or another depositary. Owners of beneficial interests in the Notes should read the section entitled "Legal Ownership and Book-Entry Issuance" in the accompanying prospectus.

The Notes are part of a series of debt securities entitled "Medium Term Notes, Series A" that we may issue under the indenture from time to time. This prospectus supplement summarizes specific financial and other terms that apply to the Notes. Terms that apply generally to all Medium Term Notes, Series A are described in "Description of Debt Securities We May Offer" in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

Please note that the information about the price to the public and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Notes. If you have purchased the Notes in a market-making transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Notes in more detail below. References to "Index" mean the S&P 500 Index.

COUPON

We will not pay you interest during the term of the Notes.

DENOMINATION

We will offer the Notes in denominations of $1,000 and integral multiples thereof.

PAYMENT AT MATURITY

At maturity, you will receive a cash payment per $1,000 principal amount of the Notes equal to the GREATER of:

   (i)  $1,050

        or

   (ii) $1,000 plus the supplemental payment, if any.

The "supplemental payment" per $1,000 principal amount of the Notes will be equal to:

   $1,000 X the sum of the capped monthly Index returns

The "capped monthly Index return" is the monthly Index return, subject to a 3% monthly cap.

The "monthly Index return" is an amount calculated as follows:

    Index ending level - Index starting level
--------------------------------------------------------------------------
              Index starting level

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

The Index starting level for the first month will be the closing level of the Index on the last business day of January 2004. Thereafter, the Index starting level for each month will be the Index ending level from the prior month.

The Index ending level will be the closing level of the Index on the last business day of each month during the term of the Notes beginning February 2004. At maturity, the Index ending level will be the closing level of the Index on the final valuation date.

Any negative monthly Index return will reduce the sum of the capped monthly Index returns over the term of the Notes.

You will not receive less than $1,050 per $1,000 principal amount of the Notes if you hold the Notes to maturity.

MATURITY DATE

The maturity date will be February 6, 2009, unless that day is not a business day, in which case the maturity date will be the next following business day. If the fifth business day before this applicable day does not qualify as the final valuation date as determined in accordance with "--Final Valuation Date" below, then the maturity date will be the fifth business day following such final valuation date. The calculation agent may postpone the final valuation date--and therefore the maturity date--if a market disruption event occurs or is continuing on a day that would otherwise be the final valuation date. We describe market disruption events under "--Market Disruption Event" below.

FINAL VALUATION DATE

The final valuation date will be January 30, 2009, unless the calculation agent determines that a market disruption event occurs or is continuing on that day. In that event, the final valuation date will be the first following business day on which the calculation agent determines that a market disruption event does not occur and is not continuing. In no event, however, will the final valuation date for the Notes be postponed by more than 10 business days.

MARKET DISRUPTION EVENT

As described above, the calculation agent will determine the Index starting and ending levels. The determination of the Index starting level (in the case of the first month) or any Index ending level thereafter may be postponed if the calculation agent determines that, on the last business day of January 2004 or the last business day of the relevant month, a market disruption event has occurred or is continuing. If such a postponement occurs, the calculation agent will use the closing level of the Index on the first business day on which no market disruption event occurs or is continuing. In no event, however, will the determination of the Index starting level (in the case of the first month) or any Index ending level be postponed by more than ten business days.

If the determination of the Index starting level (in the case of the first month) or any Index ending level thereafter is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the date on which the Index starting level (in the case of the first month) or any Index ending level thereafter will be determined by the calculation agent. In such an event, the calculation agent will make a good faith estimate in its sole discretion of the Index starting level (in the case of the first month) or any Index ending level thereafter that would have prevailed in the absence of the market disruption event.

As set forth under "Payment at Maturity" above, the calculation agent will calculate on the final valuation date, the final Index ending level and the amount you receive at maturity based on the sum of the capped monthly Index returns. If a market disruption event occurs or is continuing on a day

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

that would otherwise be the final valuation date, then the calculation agent will instead use the closing level of the Index on the first business day after that day on which no market disruption event occurs or is continuing. In no event, however, will the final valuation date be postponed by more than ten business days.

If the determination of the final Index ending level is postponed to the last possible day, but a market disruption event occurs or is continuing on that day, that day will nevertheless be the final valuation date. If the final Index ending level is not available on the last possible final valuation date either because of a market disruption event or for any other reason, the calculation agent will make a good faith estimate of the final Index ending level that would have prevailed in the absence of the market disruption event or such other reason on the last possible final valuation date.

Any of the following will be a market disruption event:

+ a suspension, absence or material limitation of trading in a material number of Index Constituent Stocks for more than two hours or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ a suspension, absence or material limitation of trading in option or futures contracts relating to the Index or a material number of Index Constituent Stocks in the primary market for those contracts for more than two hours of trading or during the one-half hour before the close of trading in that market, as determined by the calculation agent in its sole discretion

+ the Index is not published, as determined by the calculation agent in its sole discretion

+ in any other event, if the calculation agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Notes that we or our affiliates have effected or may effect as described below under "Use of Proceeds and Hedging" on page S-26.

The following events will not be market disruption events:

+ a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market

+ a decision to permanently discontinue trading in the option or futures contracts relating to the Index or any Index Constituent Stocks.

For this purpose, an "absence of trading" in the primary securities market on which option or futures contracts related to the Index or any Index Constituent Stocks are traded will not include any time when that market is itself closed for trading under ordinary circumstances.

REDEMPTION PRICE UPON OPTIONAL TAX REDEMPTION

We have the right to redeem the Notes in the circumstances described under "Description of Debt Securities We May Offer--Optional Tax Redemption" in the accompanying prospectus. If we exercise this right, the redemption price of the Notes will be determined by the calculation agent in a manner reasonably calculated to preserve your and our relative economic position.

DEFAULT AMOUNT ON ACCELERATION

If an event of default occurs and the maturity of the Notes is accelerated, we will pay the default amount in respect of the principal of the Notes at maturity. We describe the default amount below under "--Default Amount."

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

For the purpose of determining whether the holders of our Series A medium-term notes, of which the Notes are a part, are entitled to take any action under the indenture, we will treat the outstanding principal amount of the Notes as the outstanding principal amount of that Note. Although the terms of the Notes may differ from those of the other Series A medium-term notes, holders of specified percentages in principal amount of all Series A medium-term notes, together in some cases with other series of our debt securities, will be able to take action affecting all the Series A medium-term notes, including the Notes. This action may involve changing some of the terms that apply to the Series A medium-term notes, accelerating the maturity of the Series A medium-term notes after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under "Description of Debt Securities We May Offer--Default, Remedies and Waiver of Default" and "Description of Debt Securities We May Offer--Modification and Waiver of Covenants."

DEFAULT AMOUNT
The default amount for the Notes on any day will be an amount, in U.S. dollars for the principal of the Notes, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Notes as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Notes. That cost will equal:

+ the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

+ the reasonable expenses, including reasonable attorneys' fees, incurred by the holders of the Notes in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for the Notes, which we describe below, the holders of the Notes and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest--or, if there is only one, the only--quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two business days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

DEFAULT QUOTATION PERIOD
The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third business day after that day, unless:

+  no quotation of the kind referred to above is obtained, or

+ every quotation of that kind obtained is objected to within five business days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third business day after the first business day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five business days after that first business day, however, the default quotation period will continue as described in the prior sentence and this sentence.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

In any event, if the default quotation period and the subsequent two business day objection period have not ended before the final valuation date, then the default amount will equal the principal amount of the Notes.

QUALIFIED FINANCIAL INSTITUTIONS
For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

+ A-1 or higher by Standard & Poor's Ratings Group or any successor, or any other comparable rating then used by that rating agency, or

+ P-1 or higher by Moody's Investors Service, Inc. or any successor, or any other comparable rating then used by that rating agency.

DISCONTINUANCE OF OR ADJUSTMENTS TO THE INDEX; ALTERATION OF METHOD OF
CALCULATION

If S&P discontinues publication of the Index and they or any other person or entity publish a substitute index that the calculation agent determines is comparable to the Index and approves as a successor index then the calculation agent will determine the monthly Index return, Index starting level, Index ending level and the amount payable at maturity by reference to such successor index.

If the calculation agent determines that the publication of the Index is discontinued and that there is no successor index on any date when the level of the Index is required to be determined, the calculation agent will instead make the necessary determination by reference to a group of stocks or index and a computation methodology that the calculation agent determines will as closely as reasonably possible replicate the Index.

If the calculation agent determines that the securities included in the Index or the method of calculating the Index has been changed at any time in any respect--including any addition, deletion or substitution and any reweighting or rebalancing of the Index Constituent Stocks and whether the change is made by S&P under its existing policies or following a modification of those policies, is due to the publication of a successor index, is due to events affecting one or more of the Index Constituent Stocks or their issuers or is due to any other reason--that causes the Index not to fairly represent the value of the Index had such changes not been made or that otherwise affects the calculation of the monthly Index return, Index starting level, Index ending level or the amount payable at maturity, then the calculation agent may make adjustments in this method of calculating the Index that it believes are appropriate to ensure that the monthly Index returns used to determine the amount payable on the maturity date are equitable. All determinations and adjustments to be made by the calculation agent with respect to the monthly Index return, Index starting level, Index ending level, the amount payable at maturity or otherwise relating to the level of the Index may be made by the calculation agent in its sole discretion.

MANNER OF PAYMENT AND DELIVERY

Any payment on or delivery of the Notes at maturity will be made to accounts designated by you and approved by us, or at the office of the trustee in New York City, but only when the Notes are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

SPECIFIC TERMS OF THE NOTES
--------------------------------------------------------------------------------

BUSINESS DAY

When we refer to a business day with respect to the Notes, we mean a day that is a business day of the kind described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus.

MODIFIED BUSINESS DAY

As described in "Description of Debt Securities We May Offer--Payment Mechanics for Debt Securities" in the attached prospectus, any payment on the Notes that would otherwise be due on a day that is not a business day may instead be paid on the next day that is a business day, with the same effect as if paid on the original due date, except as described under "Maturity Date" and "Final Valuation Date" above.

ROLE OF CALCULATION AGENT

Our affiliate, UBS Securities LLC, will serve as the calculation agent. We may change the calculation agent after the original issue date of the Notes without notice. The calculation agent will make all determinations regarding the value of the Notes at maturity, market disruption events, business days, the default amount, the Index starting level, the Index ending levels and the amount payable in respect of your Notes. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent. You will not be entitled to any compensation from us for any loss suffered as a result of any of the above determinations by the calculation agent.

BOOKING BRANCH

The Notes will be booked through UBS AG, Jersey Branch.

--------------------------------------------------------------------------------

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Notes for the purposes we describe in the attached prospectus under "Use of Proceeds." We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Notes as described below.

In anticipation of the sale of the Notes, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options or futures on Index Constituent Stocks or listed and/or over-the-counter options, futures or exchange-traded funds on the Index prior to or on the last business day of January 2004. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

+ acquire or dispose of long or short positions of securities of issuers of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Constituent Stocks,

+ acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or stocks, or

+  any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Notes from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the final valuation date. That step may involve sales or purchases of Index Constituent Stocks, listed or over-the-counter options or futures on Index Constituent Stocks or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or indices designed to track the performance of the Index or other components of the U.S. equity market.

The hedging activity discussed above may adversely affect the market value of the Notes from time to time. See "Risk Factors" on page S-8 for a discussion of these adverse effects.

--------------------------------------------------------------------------------

Capitalization of UBS

The following table sets forth the consolidated capitalization of UBS in accordance with International Accounting Standards and translated into U.S. dollars.

AS OF NOVEMBER 30, 2003 (UNAUDITED)                             CHF       USD
-------------------------------------------------------------------------------
                                                                (IN MILLIONS)
Debt

  Debt issued(1)............................................  135,263   104,710
                                                              -------   -------
  Total Debt................................................  135,263   104,710
Minority Interest(2)........................................    3,926     3,039
Shareholders' Equity........................................   35,242    27,282
                                                              -------   -------
Total capitalization........................................  174,431   135,030
                                                              =======   =======

---------------
(1) Includes Money Market Paper and Medium Term Notes as per Balance Sheet position.

(2)  Includes Trust preferred securities.

Swiss franc (CHF) amounts have been translated into U.S. dollars (USD) at the rate of CHF 1 = USD 0.77412.

--------------------------------------------------------------------------------

Supplemental Tax Considerations

The following is a general description of certain United States federal and Swiss tax considerations relating to the Notes. It does not purport to be a complete analysis of all tax considerations relating to the Notes. Prospective purchasers of the Notes should consult their tax advisers as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of Switzerland and the United States of acquiring, holding and disposing of the Notes and receiving payments of interest, principal and/or other amounts under the Notes. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

SUPPLEMENTAL U.S. TAX CONSIDERATIONS

The discussion below supplements the discussion under "U.S. Tax Considerations" in the attached prospectus and is subject to the limitations and exceptions set forth therein. Except as otherwise noted under "Non-United States Holders" below, this discussion is only applicable to you if you are a United States holder (as defined in the accompanying prospectus).

In the opinion of Sullivan & Cromwell LLP, the Notes will be treated as a debt instrument subject to special rules governing contingent payment obligations for United States federal income tax purposes. Under those rules, the amount of interest you are required to take into account for each accrual period will be determined by constructing a projected payment schedule for the Notes, and applying the rules similar to those for accruing original issue discount on a hypothetical noncontingent debt instrument with that projected payment schedule. This method is applied by first determining the yield at which we would issue a noncontingent fixed rate debt instrument with terms and conditions similar to the Notes (the "comparable yield") and then determining a payment schedule as of the issue date that would produce the comparable yield. These rules will generally have the effect of requiring you to include amounts in respect of the Notes prior to your receipt of cash attributable to that income.

We have determined the comparable yield for the Notes is equal to 3.43% per annum, compounded semiannually, with a projected payment at maturity of $1,186.26 based on an investment of $1,000. Based upon this comparable yield, if you are an initial holder that holds a Note until maturity and you pay your taxes on a calendar year basis, you would generally be required to pay taxes on the following amounts of ordinary income from the Note each year: $31.75 in 2004, $35.69 in 2005, $36.93 in 2006, $38.20 in 2007, $39.65 in 2008 and $4.04
in 2009. However, if the amount you receive at maturity is greater than $1,186.26, you would be required to make a positive adjustment and increase the amount of ordinary income that you recognize in 2009 by an amount that is equal to such excess. Conversely, if the amount you receive at maturity is less than $1,186.26, you would be required to make a negative adjustment and decrease the amount of ordinary income that you recognize in 2009 by an amount that is equal to such difference. If the amount you receive at maturity is less than $1,182.22, then you would recognize a net ordinary loss in 2009 in an amount equal to such difference.

YOU ARE REQUIRED TO USE THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE SET FORTH ABOVE IN DETERMINING YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, UNLESS YOU TIMELY DISCLOSE AND JUSTIFY ON YOUR FEDERAL INCOME TAX RETURN THE USE OF A DIFFERENT COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE.

THE COMPARABLE YIELD AND PROJECTED PAYMENT SCHEDULE ARE NOT PROVIDED TO YOU FOR ANY PURPOSE OTHER THAN THE DETERMINATION OF YOUR INTEREST ACCRUALS IN RESPECT OF THE NOTES, AND WE MAKE NO REPRESENTATIONS REGARDING THE AMOUNT OF CONTINGENT PAYMENTS WITH RESPECT TO THE NOTES.

If, as of any date that is more than six months prior to the maturity date for the Notes, it is determined that the supplemental payment will necessarily be $50 or less (based on the prior monthly Index returns), then it is likely that you would be permitted to recognize an ordinary loss at such time

SUPPLEMENTAL TAX CONSIDERATIONS
--------------------------------------------------------------------------------

(which would be treated as a negative adjustment in an amount equal to the present value of the difference between the projected payment at maturity set forth above and the actual payment you are scheduled to receive upon the maturity of the Notes). You would then not make another negative adjustment upon the sale or maturity of the Notes.

If you purchase the Notes for an amount that differs from the Notes' adjusted issue price at the time of the purchase, you must determine the extent to which the difference between the price you paid for the Notes and its adjusted issue price is attributable to a change in expectations as to the projected payment schedule, a change in interest rates, or both, and allocate the difference accordingly. The adjusted issue price of the Notes will equal the Notes' original issue price plus any interest deemed to be accrued on the Notes (under the rules governing contingent payment obligations) as of the time you purchased the Notes.

If you purchase the Notes for an amount that is less than the adjusted issue price of the Notes, you must (a) make positive adjustments increasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make positive adjustments increasing the amount of ordinary income (or decreasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. If you purchase the Notes for an amount that is greater than the adjusted issue price of the Notes, you must (a) make negative adjustments decreasing the amount of interest that you would otherwise accrue and include in income each year to the extent of amounts allocated to a change in interest rates under the preceding paragraph and (b) make negative adjustments decreasing the amount of ordinary income (or increasing the amount of ordinary loss) that you would otherwise recognize upon the maturity of the Notes to the extent of amounts allocated to a change in expectations as to the projected payment schedule under the preceding paragraph. Adjustments allocated to the interest amount are not made until the date the daily portion of interest accrues.

Because any Form 1099-OID that you receive will not reflect the effects of positive or negative adjustments resulting from your purchase of the Notes at a price other than the adjusted issue price determined for tax purposes, you are urged to consult with your tax advisor as to whether and how adjustments should be made to the amounts reported on any Form 1099-OID.

You will recognize gain or loss upon the sale or maturity of the Notes in an amount equal to the difference, if any, between the amount of cash you receive at such time and your adjusted basis in the Notes. In general, your adjusted basis in the Notes will equal the amount you paid for the Notes, increased by the amount of interest you previously accrued with respect to the Notes (in accordance with the comparable yield for the Notes) and increased or decreased by the amount of any positive or negative adjustment that you are required to make with respect to your Notes under the rules set forth above.

Any gain you recognize upon the sale or maturity of the Notes will generally be ordinary interest income. Any loss you recognize at such time will generally be ordinary loss to the extent of interest you included as income in the current or previous taxable years in respect of the Notes, and thereafter, capital loss.

Non-United States Holders. If you are not a United States holder, you will not be subject to United States withholding tax with respect to payments on your Notes but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments on your Notes unless you comply with certain certification and identification requirements as to your foreign status.

SUPPLEMENTAL TAX CONSIDERATIONS
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SUPPLEMENTAL TAX CONSIDERATIONS UNDER THE LAWS OF SWITZERLAND

TAX ON PRINCIPAL AND INTEREST
Under present Swiss law, payment of interest, if any, on and repayment of principal of the Notes by us are not subject to Swiss withholding tax (Swiss Anticipatory Tax), and payments to holders of the Notes who are non-residents of Switzerland and who during the taxable year have not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income tax.

GAINS ON SALE OR REDEMPTION
Under present Swiss Law, a holder of the Notes who is a non-resident of Switzerland and who during the taxable year has not engaged in trade or business through a permanent establishment within Switzerland will not be subject to any Swiss Federal, Cantonal or Municipal income or other tax on gains realized during the year on the sale or redemption of a Note.

STAMP, ISSUE AND OTHER TAXES
There is no tax liability in Switzerland in connection with the issue and redemption of the Notes. However, the Notes sold through a bank or other dealer resident in Switzerland or Liechtenstein are subject to Turnover Tax.

RESIDENTS OF SWITZERLAND
For residents of Switzerland, for tax purposes, there is no annual interest taxation. At maturity, the amount exceeding the principal amount will be taxed as follows: The portion representing interest shall be treated as income and the portion representing premium shall be treated as a capital gain.

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ERISA Considerations

We, UBS Securities LLC, UBS Financial Services Inc. and other of our affiliates may each be considered a "party in interest" within the meaning of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a "disqualified person" (within the meaning of Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code")) with respect to an employee benefit plan that is subject to ERISA and/or an individual retirement account that is subject to the Code ("Plan"). The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates acts as a fiduciary as defined in Section 3(21) of ERISA and/or Section 4975 of the Code ("Fiduciary") would constitute a prohibited transaction under ERISA or the Code unless acquired pursuant to and in accordance with an applicable exemption. The purchase of the Notes by a Plan with respect to which UBS Securities LLC, UBS Financial Services Inc. or any of our affiliates does not act as a Fiduciary but for which any of the above entities does provide services could also be prohibited, but one or more exemptions may be applicable. Any person proposing to acquire any Notes on behalf of a Plan should consult with counsel regarding the applicability of the prohibited transaction rules and the applicable exemptions thereto. Upon purchasing the Notes, a Plan will be deemed to have represented that the acquisition, holding and, to the extent relevant, disposition of the Notes is eligible for relief under Prohibited Transaction Class Exemption ("PTCE") 84-14, PTCE 90-1, PTCE 91-38, PTCE 95-60 or PTCE 96-23. The discussion above supplements the discussion under "ERISA Considerations" in the attached prospectus.

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Supplemental Plan of Distribution

UBS has agreed to sell to UBS Securities LLC and UBS Financial Services Inc., and UBS Securities LLC and UBS Financial Services Inc. have agreed to purchase from UBS, the aggregate principal amount of the Notes specified on the front cover of this prospectus supplement. The Notes will be issued pursuant to a distribution agreement substantially in the form attached as an exhibit to the registration statement of which the accompanying prospectus forms a part. UBS Securities LLC and UBS Financial Services Inc. intend to resell the offered Notes at the original issue price applicable to the offered Notes to be resold. UBS Securities LLC and UBS Financial Services Inc. may resell Notes to securities dealers at a discount of up to 3% from the original issue price applicable to the offered Notes. In the future, we or our affiliates may repurchase and resell the offered Notes in market-making transactions. For more information about the plan of distribution and possible market-making activities, see "Plan of Distribution" in the attached prospectus.

UBS may use this prospectus supplement and accompanying prospectus in the initial sale of any Notes. In addition, UBS, UBS Securities LLC or any other affiliate of UBS may use this prospectus supplement and accompanying prospectus in a market-making transaction for any Notes after its initial sale. In connection with this offering, UBS, UBS Securities LLC, UBS Financial Services Inc., any other affiliate of UBS or any other securities dealers may distribute this prospectus supplement and accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus supplement and accompanying prospectus are being used in a market-making transaction.

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You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

TABLE OF CONTENTS

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PROSPECTUS SUPPLEMENT

Prospectus Supplement Summary.........   S-1
Risk Factors..........................   S-8
The S&P 500 Index.....................  S-13
Valuation of the Notes................  S-19
Specific Terms of the Notes...........  S-20
Use of Proceeds and Hedging...........  S-26
Capitalization of UBS.................  S-27
Supplemental Tax Considerations.......  S-28
ERISA Considerations..................  S-31
Supplemental Plan of Distribution.....  S-32

PROSPECTUS
Introduction..........................     3
Cautionary Note Regarding Forward-
  Looking Information.................     5
Incorporation of Information About UBS
  AG..................................     7
Where You Can Find More Information...     7
Presentation of Financial
  Information.........................     8
Limitations on Enforcement of U.S.
  Laws Against UBS AG, Its Management
  and Others..........................     9
Capitalization of UBS.................     9
UBS...................................    10
Use of Proceeds.......................    12
Description of Debt Securities We May
  Offer...............................    13
Description of Warrants We May Offer..    35
Legal Ownership and Book-Entry
  Issuance............................    52
Considerations Relating to Indexed
  Securities..........................    58
Considerations Relating to Securities
  Denominated or Payable in or Linked
  to a Non-U.S. Dollar Currency.......    61
U.S. Tax Considerations...............    64
Tax Considerations Under the Laws of
  Switzerland.........................    75
ERISA Considerations..................    77
Plan of Distribution..................    78
Validity of the Securities............    81
Experts...............................    81

[UBS AG LOGO]

Principal
Protected
Notes

UBS AG $7,500,000
NOTES LINKED TO THE
S&P 500(R) INDEX
DUE FEBRUARY 6, 2009

Prospectus Supplement

January 23, 2004
(To Prospectus dated February 27, 2003)

UBS Investment Bank
UBS Financial Services Inc.